                                                                    Exhibit 4.53



                                                                ALLEN & GLEDHILL
                                                          ADVOCATES & SOLICITORS

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                             Dated 31 December 2004

                         SINGAPORE TECHNOLOGIES PTE LTD


                                       and


                           TERRA INVESTMENTS PTE. LTD.


                                       and


                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD

                               NOVATION AGREEMENT



                                                     ALLEN & GLEDHILL
                                                     ONE MARINA BOULEVARD #28-00
                                                     SINGAPORE 018989
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                                                           Private Lot A12787(e)



                                TABLE OF CONTENTS

CONTENTS                                                                    PAGE
1.      INTERPRETATION........................................................1

2.      SECURITY DEPOSIT......................................................2

3.      NEW LANDLORD'S UNDERTAKINGS...........................................2

4.      TENANT'S UNDERTAKINGS.................................................3

5.      COSTS AND EXPENSES....................................................3

6.      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT...............................3

7.      GOVERNING LAW.........................................................3


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                                       i

                                                           Private Lot A12787(e)



THIS AGREEMENT is made on 31 December 2004 BETWEEN:

(1) SINGAPORE TECHNOLOGIES PTE LTD, a company incorporated in Singapore and having its registered office at 51 Cuppage Road #09-01 StarHub Centre Singapore 229469 (the "ORIGINAL LANDLORD");

(2) TERRA INVESTMENTS PTE. LTD. a company incorporated in Singapore and having its registered office at 60B Orchard Road #06-18 Tower 2 The Atrium @ Orchard Singapore 238891 (the "NEW LANDLORD"); and

(3) CHARTERED SEMICONDUCTOR MANUFACTURING LTD, a company incorporated in Singapore and having its registered office 60 Woodlands Industrial Park D Street 2 Singapore 738406 (the "TENANT").



WHEREAS:

(A) By the Lease (as defined below), the Original Landlord leased to the Tenant the Premises (as defined below) for the Term (as defined below), subject to the compliance by the Tenant of the tenant's obligations and the conditions contained in the Lease.

(B) By an Agreement (as defined below) made between the Original Landlord and the New Landlord, the Original Landlord agreed to sell / transfer to the New Landlord the Premises together with the benefit of and subject to the Lease.

(C) The Original Landlord wishes to be released and discharged from further performance of the Lease and the Tenant has agreed to release and discharge the Original Landlord subject to the New Landlord's agreement to perform the Lease and to be bound by the terms of the Lease in place of the Original Landlord on the terms and conditions set out below.



IT IS AGREED as follows:


1.   INTERPRETATION

1.1  Definitions

     The  following definitions apply unless the context requires otherwise:

     1.1.1 "AGREEMENT" means collectively the (1) a Sale and Purchase Agreement dated 15 December 2004 made between the Original Landlord and the New Landlord and (2) a letter of nomination dated 31 December 2004 issued by Temasek Holdings (Private) Limited, a company incorporated in the Republic of Singapore and having its registered office at 60B Orchard Road #06-18 Tower 2, The Atrium @ Orchard Singapore 238891 pursuant to the terms of the Sale and Purchase Agreement, nominating the New Landlord

     1.1.2 "EFFECTIVE DATE" means 1 January 2005;

     1.1.3 "LEASE" means the agreement for sub-licence and sub-lease dated 30 July 2001 made between the Original Landlord and the Tenant in respect of the Premises;

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                                                           Private Lot A12787(e)



     1.1.4 "PREMISES" means all that piece of land known as Private Lot A12787(e) (part of Government Survey Lot 3696K) of Mukim 13 as shown on the plan attached to the Building Agreement dated 30 July 2001 made between Jurong Town Corporation and the Original Landlord;

     1.1.5 "PERSON" means a person, firm, company or corporation;

     1.1.6 "TERM" means a period of 30 years (less 1 day) commencing on 1 March 2000

1.2  General

     Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise:

     1.2.1 the singular includes plural and conversely;

     1.2.2 a gender includes all genders;

     1.2.3 a reference to any party to this Agreement or any other agreement or document includes the party's successors or assigns;

     1.2.4 a reference to a right or obligation of any two or more persons confers that right, or imposes that obligation, on each of them individually and both (or all) of them together; and

     1.2.5 unless stated otherwise, one word or provision does not limit the effect of another.


2.   SECURITY DEPOSIT

     Each of the Original Landlord, the New Landlord and the Tenant hereby confirms and acknowledges that notwithstanding any agreement to the contrary, no rental deposit had been paid by the Tenant to the Original Landlord in respect of the lease by the Tenant to the Original Landlord nor has the Original Landlord received any rental deposits in respect of the lease of the Premises.


3.   NEW LANDLORD'S UNDERTAKINGS

3.1 With effect from the Effective Date, the New Landlord hereby undertakes with:

     3.1.1 the Original Landlord to perform the Lease and to be bound by all the terms, obligations, stipulations and conditions thereof in every way as if the New Landlord were originally named as a party to the Lease in lieu of the Original Landlord;

     3.1.2 the Tenant to perform the Lease and to be bound by all the terms, obligations, stipulations and conditions thereof in every way as if the New Landlord were originally named as a party to the Lease in lieu of the Original Landlord; and

     3.1.3 the Tenant to refund to the Tenant the deposit ("JTC DEPOSIT") of Singapore Dollars Fifteen Thousand (S$15,000.00) or such amount (after deduction (if any) by Jurong Town Corporation pursuant to Clause 2.27 of the Building Agreement dated 30 July 2001 made between Jurong Town Corporation and the Original Landlord); whichever is the lesser, within 14 days from the date of receipt by the New Landlord of the JTC Deposit from Jurong Town Corporation,

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
                                                           Private Lot A12787(e)



     and the New Landlord will accordingly duly and punctually perform and observe all the terms, obligations, stipulations and conditions of the Lease on the part of the Original Landlord to be performed and observed. The New Landlord shall keep the Original Landlord fully indemnified against all claims, demands, actions, proceedings, damages, losses, costs, expenses and liabilities caused or contributed by any default or failure on the New Landlord's part to discharge and fulfil as aforesaid the Original Landlord's obligations under the Lease, to the intent that the Original Landlord shall be under no further obligations or liabilities to and suffer no loss or expense under any claim made by the Tenant in respect of the Lease.

3.2 Nothing in this Agreement shall affect the obligations and liabilities of the Original Landlord under the Lease which have arisen or accrued at any time prior to the Effective Date and all such obligations and liabilities which have arisen or accrued at any time prior to the Effective Date and the terms and conditions of the Lease applicable in relation thereto shall continue in full force and effect and be binding on the Original Landlord.

3.3 Nothing in this Agreement shall impose on the New Landlord any obligations or liabilities under the Lease which may have arisen and accrued at any time prior to the Effective Date.


4.   TENANT'S UNDERTAKINGS

4.1 The Tenant hereby releases and discharges the Original Landlord from the further performance of the Lease with effect from the Effective Date and from all obligations, claims, demands and liabilities whatsoever under the Lease arising on or after the Effective Date and the Tenant hereby accepts the obligations and liability of the New Landlord in lieu of the Original Landlord in respect of all such obligations, claims, demands and liabilities whatsoever under the Lease arising on or after the Effective Date and hereby undertakes with the New Landlord that it shall be bound by all the terms, obligations, stipulations and conditions of the Lease in every way as if the New Landlord were originally named as a party to the Lease in lieu of the Original Landlord.


5.   COSTS AND EXPENSES

5.1 Each party shall bear its own legal and other costs and expenses (including any goods and services tax thereon) in the preparation and completion of this Agreement.

5.2 The New Landlord shall bear the stamp duty payable on this Agreement (in triplicate).


6.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

     A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or enjoy the benefit of any term of this Agreement.


7.   GOVERNING LAW

     This Agreement shall be governed by the laws of Singapore.

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
                                                           Private Lot A12787(e)



IN WITNESS WHEREOF the parties hereto have entered into this Agreement on the day and year first abovewritten.


SIGNED by Chia Yue Joo                       )
                                             )
for and behalf of                            )
                                             )       /s/ Chia Yue Joo
SINGAPORE TECHNOLOGIES PTE LTD               )
                                             )
in the presence of:                          )

/s/ Lim Tchuang Cheio
---------------------

Witness's signature
Name: Lim Tchuang Cheio
Address:
Occupation: Manager, Legal




SIGNED by Yap Chwee Mein                     )
                                             )
for and behalf of                            )
                                             )       /s/ Yap Chwee Mein
TERRA INVESTMENTS PTE. LTD.                  )
                                             )
in the presence of:                          )
                                             )
/s/ Chng Yin Hun
----------------

Witness's signature
Name: Chng Yin Hun
Address:
Occupation: Associate Director, Finance




SIGNED by Chia Song Hwee                     )
                                             )
for and behalf of                            )
                                             )
CHARTERED SEMICONDUCTOR MANUFACTURING LTD    )       /s/ Chia Song Hwee
                                             )
in the presence of:                          )

/s/ Chow Min Wei
----------------

Witness's signature
Name: Chow Min Wei
Address:
Occupation: Legal Counsel

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